Exhibit 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191261) pertaining to the ING U.S. 401(k) Plan for ILIAC Agents of our report dated June 27, 2014, with respect to the financial statements and schedules of the ING U.S. 401(k) Plan for ILIAC Agents included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

                                                                                                                                                                                                                                                            /s/  Ernst & Young LLP

Atlanta, Georgia
June 27, 2014